Exhibit 99.1

                            For Information
                            Brent A. Collins
                            303-861-8140

ST. MARY ANNOUNCES 4TH QUARTER AND FULL YEAR 2007
EARNINGS CONFERENCE CALL

DENVER – January 24, 2008 – St. Mary Land & Exploration Company (NYSE: SM) announces that it has scheduled a teleconference call to discuss fourth quarter and full year 2007 earnings results on February 22, 2008, at 8:00 am (Mountain Time).  The call participation number is 888-424-5231.  A digital recording of the conference call will be available two hours after the completion of the call, 24 hours per day through March 7, 2008, at 800-642-1687, conference number 30812009.  International participants can dial 706-634-6088 to take part in the conference call and can access a replay of the call at 706-645-9291, conference number 30812009.  In addition, the call will be broadcast live through St. Mary’s website at  www.stmaryland.com.  An audio recording of the conference call will be available at that site through March 7, 2008.

PR 08-01
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